Katherine L. Thomas
Texas Bar I.D. 24070737
katherine.thomas@kellyhart.com
KELLY HART & HALLMAN LLP
201 Main Street, Suite 2500
Fort Worth, Texas 76102
Telephone: 817/878-9377

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

IN RE:	§	
	§	
EXTERRA ENERGY, INC.,	§	CASE NO. 11-46956-RFN-11
	§	
Debtor.	§	

NOTICE OF COMMENCEMENT OF CHAPTER 11 BANKRUPTCY CASE AND RESCHEDULED CREDITORS MEETING

Michael A. McConnell, the Chapter 11 Trustee For Exterra Energy, Inc., gives Notice of the Commencement of this Chapter 11 Bankruptcy Case and Rescheduled Creditors Meeting:

1. Exterra commenced this chapter 11 bankruptcy case by filing a voluntary petition with the Bankruptcy Court in Fort Worth, Texas on December 15, 2011. Mr. Michael A. McConnell was appointed as Trustee for the company on March 21, 2012.

2. Prior to the Trustee's appointment, the Bankruptcy Clerk's office sent out notice stating that the deadline for creditors to file Proofs of Claims was April 11, 2012. The notice also scheduled the Meeting of Creditors for January 12, 2012 at 1:30 p.m. The list of creditors, however, was incomplete and did not list the names and addresses of the shareholders of the company.

3. The Transfer Agent has now supplied the names and addresses for shareholders of record. The Trustee provides this Notice to known creditors and shareholders to: (1) provide all creditors, shareholders and parties in interest notice of the commencement of this Chapter 11 bankruptcy case; (2) provide notice of the rescheduled creditors meeting; and (3) provide notice to all creditors, shareholders and parties in interest that, in the near future, he will file a motion requesting that a new deadline be set for filing creditors' proofs of claims. In the future, shareholders may be asked to file

Proofs of Shareholder Interests, but they are not required to do so at this time. At this time, there does not appear to be sufficient corporate assets to provide any return to shareholders of the company.

I. NOTIFICATION OF CREDITORS MEETING

4. The Creditors Meeting required by Section 341 of the Bankruptcy Code previously scheduled for March 1, 2012 at 9:30 a.m., has been rescheduled to **May 16, 2012 at 9:30 a.m. (CST)** at the Fritz G. Lanham Federal Building, 819 Taylor Street, Room 7A24, Fort Worth, Texas 76102. The Creditors Meeting has been rescheduled to provide sufficient notice of the date and time of the Creditors Meeting to all creditors, shareholders and parties in interest and to allow the Trustee to have sufficient time to become familiar with the assets, liabilities and operations of the company.

II. FILING PROOFS OF CLAIMS

5. **IT IS NOT NECESSARY FOR CREDITORS TO FILE PROOFS OF CLAIMS AT THIS TIME**. Creditors will be notified in the future of the deadline for filing of Proofs of Claims. Shareholders will also be notified in the future if a deadline is established for the filing of Proofs of Shareholder Interests.

Respectfully submitted,

/s/ Clay M. Taylor
Clay M. Taylor
Texas Bar I.D. 24033261
Katherine L. Thomas
Texas Bar I.D. 24070737
KELLY HART & HALLMAN LLP
201 Main Street, Suite 2500
Fort Worth, Texas 76102
Telephone: 817/878-9377

Proposed Counsel for the Chapter 11 Trustee

CERTIFICATE OF SERVICE

I hereby certify that on April 12, 2012, a true and correct copy of the foregoing document was served upon the parties on the attached service list via U.S. First Class Mail and upon those parties receiving notification via ECF Electronic Notification.

/s/ Katherine L. Thomas
Katherine L. Thomas